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                                                                    EXHIBIT 10.4

                          MASTER TAX SHARING AGREEMENT

This Master Tax Sharing Agreement ("Agreement"), which amends and restates in its entirety the prior Tax Sharing Agreement and incorporates all previous amendments, is effective as of the first day of the consolidated return year beginning January 1, 2004, by and among Westcorp (FEIN No. 51-0308535) ("Parent") and each of the undersigned ("Subsidiaries").

                       Westran Services Corp. (33-0681134)
                      Western Auto Investments (33-0696532)
                       Western Financial Bank (94-2504080)
                         WFS Financial Inc (33-0291646)
                   WFS Financial Auto Loans, Inc. (33-0149603)
                  WFS Financial Auto Loans 2, Inc. (33-0218079)
                       WFS Investments, Inc. (33-0712766)
                         WFS Funding, Inc. (33-0874765)
                    WFS Receivables Corporation (33-0885464)
                   WFS Receivables Corporation 2 (88-0466468)
                   WFS Receivables Corporation 3 (94-3401639)
                   WestFin Insurance Agency, Inc. (95-3439391)
                  Western Consumer Services, Inc. (94-2643049)
                 Western Reconveyance Company, Inc. (95-3360526)
                  Westhrift Life Insurance Company (86-0397136)
                        WFS Web Investments (26-0003040)
                     Western Consumer Products (33-0987340)
             The Hammond Company, The Mortgage Bankers (95-2954207)
               WFS Receivables Corporation 4 (FEIN No. 05-0576204)
           Western Financial Associate Solutions (FEIN No. 20-0362710)

WHEREAS, the parties (hereinafter sometimes referred to as "Members") hereto are part of an affiliated group ("Affiliated Group") as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended ("IRC"); and

WHEREAS, such Affiliated Group has since December 31, 1986, filed a consolidated federal income tax return in accordance with IRC Section 1501 and is required to file consolidated income tax returns for years subsequent to such year of first consolidated filing; and

WHEREAS, it is the intent and desire of the parties hereto that a method be established, pursuant to the Interagency Policy Statement on Income Tax Allocation in a Holding Company Structure (developed by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Federal Reserve Board, and the Office of the Comptroller of the Currency) for allocating the consolidated "federal income tax liability" (as determined under Regulations
Section 1.1502-2) of the Affiliated Group among its Members (as required by IRC
Section 1552 (a)); for reimbursing the Parent for payment of such tax liability; for compensating any Member for use of its "net operating loss" or "tax credit" in arriving at such tax liability; and to provide for the allocation and payment of any refund arising from a carryback of net operating losses or tax credits of subsequent taxable years.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1. A U.S. consolidated federal income tax return shall be filed by the Parent for the taxable year ended December 31, 2003, and for each subsequent taxable year in respect of which this Agreement is in effect and for which the Affiliated Group is required or permitted to file a consolidated federal income tax return. The Parent and each Subsidiary shall execute and follow such consents, elections, and other documents that may be required or appropriate for the proper filing of such returns.

2. The Parent and Subsidiaries have hereby elected to allocate their federal tax liability during consolidated tax return years pursuant to Regulation Section 1.1552-1 (a)(1) using method one in

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conjunction with the election pursuant to Regulation Section 1.1502-33(d)(3), provided that the basis for allocation of total tax is based on the ratio that each Member's separate return taxable income for the tax year bears to the sum of the separate taxable income of each Member. Each Member agrees that the policy of the Affiliated Group is to compute its taxable income on a separate return basis. The fixed percentage to be used under Regulation Section 1.1502-33
(d)(3) shall be 100%.

3. The taxable income of the Parent Affiliated Group, which is all the Members, shall be used to determine the allocation of the tax liability, unless the use of that number results in an allocation which is unfavorable to the Bank Affiliated Group, which is all the Members except the Parent, Westran Services Corporation, WFS Receivables Corporation 2, Western Consumer Products and WFS Receivables Corporation 4, in which case, the separate tax liability of the Bank's Affiliated Group shall be allocated among the members of the Bank Affiliated Group.

4. Each Member shall pay the Parent its allocated consolidated federal income tax liability under this Agreement. Such payment is expressly limited to the portion currently due and payable to the Internal Revenue Service ("IRS"). The timing of such payment shall be consistent with the due date of the payment from each Member if it had been filed on a separate return basis provided that in no event shall payment be made until expiration of any extension that may be in effect as to the Parent. Current payment by any Member to the Parent of that Member's deferred tax liability is expressly forbidden. Each Member benefiting from net operating losses and tax credits shall pay to the Parent its added tax assessment determined under paragraph 2 of the Agreement. The Parent shall pay to each Member with a net operating loss or tax credit during the taxable year its allocable share of the total of the additional amounts due from other Members pursuant to paragraph 2 of this Agreement. Payments for these allocable shares are to be made no later than 30 days after the date of filing of the consolidated federal income tax return for such taxable year. Due to administrative costs of completing cash transfers, deminimus payments by and among the Members, in the amount of twenty dollars ($20.00) or less, need not be allocated amongst the Members.

5. Each Member shall determine its share of estimated tax payments to be made on the projected consolidated federal income tax liability for each year on a separate return basis. Payment to the Parent shall be made at the time the estimated payment is due. Such Member will receive credit for such prepayments in the year end computation under paragraph 4 of this Agreement.

6. If part or all of an unused consolidated net operating loss or tax credit is allocated to a Member of the Affiliated Group pursuant to Regulations Section 1.1502-79, and it is carried back or forward to a year in which such Member filed a separate income tax return or a consolidated federal income tax return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be retained by such Member. (If such refund or reduction goes to some entity other than the Member, then such entity shall pay over such amount to the Member.) Notwithstanding the above, the Parent shall determine whether an election shall be made not to carry back any consolidated net operating loss arising in a consolidated return year (including any portion allocated to a Member under Regulations Section 1.1502-79) in accordance with IRC Section 172(b)(3). Notwithstanding, in keeping with the separate return basis, Members shall receive payment for any refund of previously paid taxes it could have received if such losses could have carried back for a tax refund on a separate Member basis.

7. If the consolidated federal income tax liability is adjusted for any taxable period, whether by means of amended return, claim for refund, or after-tax audit by the IRS, the liability of each Member shall be recomputed under paragraph 2 of this Agreement to give effect to such adjustments. In the case of a deminimus refund of $10,000 or less, which the Parent shall hold in Trust for each Member, the Parent shall make payment to each Member for its share of the refund within thirty (30) days after the refund is received by the Parent, and in the case of a deminimus increase of up to $10,000 in tax liability, each Member shall pay to the Parent to be held in Trust for the Parent its allocable share of such increased tax liability no later than thirty (30) days after the Parent must make such payment. In the case of a refund greater than $10,000, which the Parent shall hold in Trust for each Member, the Parent shall make payment to each Member for its share of the refund within ten (10) business days after the refund is received by the Parent, and in the case of an increase greater than $10,000 in tax liability, each Member shall pay to the Parent to be held in Trust for the Parent its allocable share of such increased tax liability

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no later than ten (10) days after the Parent must make such payment. If any interest is to be paid or received as a result of a consolidated federal income tax deficiency or refund, such interest shall be allocated to the Members in the ratio of each Members' change in consolidated federal income tax liability bears to the total change in tax liability. Any penalty shall be allocated upon such basis as the Members deems just and proper in view of all applicable circumstances and which is consistent with the separate return provisions of this Agreement.

8. The administration of this Agreement as regards the determination of amounts payable to or from the Subsidiaries hereunder shall be reasonably determined by independent certified public accountants and, subject to the specific provisions of this Agreement, in accordance with generally accepted accounting principles.

9. Notwithstanding any other provision of this Agreement, under no circumstances shall the amounts payable by a Subsidiary to Parent hereunder in any taxable year exceed the tax liability currently payable to tax authorities by any Member on a separate return basis. If under the mechanics of this Agreement, unreasonable results are obtained, the results can be adjusted using any reasonable methodology.

10. This Agreement shall apply to the taxable years specified in the preamble of this Agreement, and all subsequent taxable years, unless the Members agree in writing to terminate the Agreement. Notwithstanding such termination, this Agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.

11. This Agreement shall not be assignable by any Member without the prior written consent of the others.

12. All materials including, but not limited to, returns, supporting schedules, work papers, correspondence and other documents relating to the consolidated federal income tax returns filed for a taxable year during which this Agreement was in effect shall be made available to any Member to the Agreement during regular business hours for a minimum period equal to applicable Federal record retention requirements.

13. Any dispute or controversy among the parties arising out of or relating to any of the terms, conditions or covenants, of this Agreement shall be submitted to arbitration upon written request of any party, such request to be served upon all other parties to the Agreement according to the following procedure:

      a) All parties to the Agreement shall select one arbitrator to hear and determine the dispute. If, within 30 days of the above-mentioned notice, the parties shall fail to appoint such arbitrator, then such appointment shall be made by the American Arbitration Association.

      b) The award rendered by the arbitrator shall be final, conclusive and binding upon all parties to the Agreement and judgment thereon may be entered in any court having jurisdiction thereof.

14. Any Member corporation which leaves the consolidated group shall be bound by this Agreement.

15. The Members hereto specifically recognize that from time to time other companies may become Members of the Affiliated Group and hereby agree that such new Members may become parties to this Agreement by executing the master copy of this Agreement which shall be maintained at the Parent's corporate offices located at 23 Pasteur, Irvine, California 92618. It will not be necessary for all the other Members to resign the Agreement but the new Members may simply sign the existing agreement and it will be effective as if the old Members had resigned.

16. The Members hereto specifically recognize that from time to time certain amendments to this Agreement may affect only certain members, for example, in the case of a name change and hereby

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agree that such amendments need only be executed by a designee of the Parent and a designee of the Member or Members directly affected by the amendment.

17. Any alteration, modification, addition, deletion, or other change in the consolidated income tax return provisions of the Code or the regulations thereunder shall automatically be applicable to this Agreement.

18. Failure of one or more parties hereto to qualify by meeting the definition of Members of the "Affiliated Group" shall not operate to terminate this Agreement with respect to the other parties as long as two or more parties hereto continue to qualify.

19. This Agreement shall bind and inure to the respective successors and assigns of the parties hereto; and no assignment shall relieve any party's obligations hereunder without the written consent of the other parties.

20. This Agreement shall be governed by the laws of the State of California.

21. This Agreement specifically addresses the federal tax liability but does not make reference to the state tax liability. Similar methodology will be used for purposes of allocating the state tax liability in states where the group files on either a combined or consolidated basis. California does not permit the filing of a consolidated return. However, the Parent and Subsidiaries are members of a unitary group filing a combined California return, and the results will be approximately the same as if a consolidated return were filed (with the exception that the financial institutions pay at a rate higher than that of the nonfinancial institutions).

IN WITNESS WHEREOF, the parties hereto acknowledge that this Master Tax Sharing Agreement supersedes all earlier dated agreements and amendments and have caused their names to be subscribed and executed by their respective authorized officers on the dates indicated, effective as of the date first written above.

WESTCORP

By: _______________________________________          Date: December ___, 2003
      Thomas A. Wolfe, President

WESTRAN SERVICES CORPORATION

By: _______________________________________          Date: December ___, 2003
      Shelley M. Chase, President

WESTERN FINANCIAL BANK

By ________________________________________          Date: December ___, 2003
      Thomas A. Wolfe, President

WFS FINANCIAL INC

By:________________________________________          Date: December ___, 2003
      Thomas A. Wolfe, President

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WFS FINANCIAL AUTO LOANS, INC.

By: _______________________________________          Date: December ___, 2003
      John Coluccio, President

WFS FINANCIAL AUTO LOANS 2, INC.

By: _______________________________________          Date: December ___, 2003
                                                     President

WFS INVESTMENTS, INC.

By: _______________________________________          Date: December ___, 2003
      Lee A. Whatcott, Vice President

WFS FUNDING, INC.

By: _______________________________________          Date: December ___, 2003
      John Coluccio, President

WFS RECEIVABLES CORPORATION

By: _______________________________________          Date: December ___, 2003
      John Coluccio, President

WFS RECEIVABLES CORPORATION 2

By: _______________________________________          Date: December ___, 2003
      John Coluccio, President

WFS RECEIVABLES CORPORATION 3

By: _______________________________________          Date: December ___, 2003
      John Coluccio, President

WESTERN AUTO INVESTMENTS, INC.

By: _______________________________________          Date: December ___, 2003
      John Coluccio, President

WESTERN CONSUMER SERVICES, INC.

By: _______________________________________          Date: December ___, 2003
      James E. Tecca, President

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WESTERN CONSUMER PRODUCTS

By: _______________________________________          Date: December ___, 2003
      Mark Marty, President

WESTERN RECONVEYANCE COMPANY, INC.

By: _______________________________________          Date: December ___, 2003
      J. Keith Palmer, President

WESTFIN INSURANCE AGENCY, INC.

By: _______________________________________          Date: December ___, 2003
      Thomas A. Wolfe, President

WFS WEB INVESTMENTS

By: _______________________________________          Date: December ___, 2003
      Thomas A. Wolfe, President

THE HAMMOND COMPANY, THE MORTGAGE BANKERS

By: _______________________________________          Date: December ___, 2003
      Thomas A. Wolfe, President

WESTHRIFT LIFE INSURANCE COMPANY

By: _______________________________________          Date: December ___, 2003
      Lee A. Whatcott, President

WFS RECEIVABLES CORPORATION 4

By: _______________________________________          Date: December ___, 2003
      John Coluccio, President

WESTERN FINANCIAL ASSOCIATE SOLUTIONS

By: _______________________________________          Date: December ___, 2003
      Karen Marchak, President

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